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                                                                  Exhihbit 10.07

                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
               THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

          Section 1.    Purpose

          The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

          Section 2.    Definitions

          "Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Award" shall mean an award of Common Stock as contemplated by Section 7 of this Plan.

          "Board" shall mean the Board of Directors of the Company.

          "Change in Control" shall mean the happening of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition, or (v) any acquisition by Emanuel Friedman, Eric Billings or W. Russell Ramsey (the "Founders") or any entity that is controlled by one or more of the Founders (the "Founder Affiliates");

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened
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election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) will beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

          "Common Stock" shall mean the Class A common stock, $.01 par value, of the Company.

          "Company" shall mean Friedman, Billings, Ramsey Group, Inc., a Virginia corporation.

          "Fair Market Value" shall mean, as of any given date, the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape for such date, or if the Common Stock was not traded on the New York Stock Exchange on such date, then on the last preceding date on which the Common Stock was traded (or, if not listed on such exchange, the average of the highest and lowest sales prices on any other national securities exchange on which the Common Stock is listed or on NASDAQ). If there is

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no regular public trading market for the Common Stock, Fair Market Value shall be determined by such other source as the Committee may select.

          "Fees" shall mean the annual retainer fee for a Non-Employee Director in connection with his or her service on the Board for any fiscal year of the Company, additional annual fees for serving as chairman of a Board committee and fees scheduled to be paid for attending at Board or committee meetings.

          "IPO" shall mean the Company's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

          "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company.

          "Plan" shall mean the Friedman, Billings, Ramsey Group, Inc. 1997 Director Stock Plan.

          "Retirement" shall mean the retirement by a Non-Employee Director from the Board in accordance with any Company stated policy on retirement.

          "Stock Option" shall mean a non-qualified stock option.

          Section 3.    Eligibility

          Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not be entitled to additional Stock Options or Awards under the Plan, but shall retain all Options and existing Awards pursuant to the terms of the Plan.

          Section 4.    Shares Subject to the Plan

          The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 100,000, subject to adjustment pursuant to Section 13 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.

          Section 5.    Duration of Plan

          Unless earlier terminated pursuant to Section 10 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after December 31, 2007, other than the exercise of outstanding Stock Options and the receipt of Common Stock under Section 7 for Fees earned prior to such date.

          Section 6.    Administration

          The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and

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interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

          Section 7.    Stock in Lieu of Retainer

          Each Non-Employee Director who delivers to the Company written notice of an irrevocable election concerning the Fees to be earned in the next fiscal year of the Company during the term of the Plan may receive in lieu of cash an amount of shares of Common Stock equal in value to all or any portion of the Fees (but only in increments of 25% or a multiple thereof, and in no event to exceed 100% of the Fees) as so designated by the Non-Employee Director in such written notice, which amount shall be determined by dividing the Fees payable in each fiscal quarter of the Company by the Fair Market Value of a share of Common Stock on the last business day of such fiscal quarter, except that only whole numbers of shares shall be obtainable pursuant to this Section 7, and any remaining Fees which otherwise would have purchased a fractional share shall be paid in cash. Any such written notice pursuant to this Section 7 shall remain in effect for subsequent Plan years unless such Non-Employee Director delivers a written notice setting forth a different election with respect to Fees which shall be applied to future Plan years.

          Section 8.    Stock Options

          (a) Initial Grant. Effective as of the Effective Date, each Non-Employee Director shall be granted a Stock Option to purchase 20,000 shares of Common Stock (the "Initial Grant"). The option price per share for the Initial Grant shall be the initial public offering price pursuant to the IPO.

          (b) Subsequent Grants. Each person who first becomes a Non-Employee Director after the IPO shall be granted a Stock Option to purchase 10,000 shares of Common Stock as of the date such person is elected or appointed to the Board; provided, that no such grant shall be made to a Non-Employee Director who received an option grant under the Company's 1997 Stock and Annual Incentive Plan during the two-year period immediately preceding such election or appointment to the Board.

          (c) Annual Grants. Commencing in 1998, a Stock Option to purchase 3,000 shares of Common Stock shall be granted to each Non-Employee Director automatically on the first business day following the Company's Annual Meeting of Shareholders for such year. Grants under this Section 8(c) shall be in addition to any grants of Stock Options under Sections 8(a) or 8(b) above.

          (d) Option Price. Options granted under Sections 8(b) or 8(c) above shall be exercisable at a price per share equal to Fair Market Value on the grant date.

          (e) Exercisability. A Stock Option shall vest and become exercisable on the first anniversary of the grant date. In the event a Non-Employee Director's membership on the Board terminates before a Stock Option has vested (whether by reason of death, disability,

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Retirement, removal from office or otherwise), then any such unvested Stock
Option granted to such Non-Employee Director shall be canceled and the Non-Employee Director shall have no further right or interest in such forfeited Stock Option.

          (f) Termination. Each vested Stock Option shall remain outstanding until the tenth anniversary of the date of grant; provided, that in the event a Non-Employee Director's membership on the Board terminates (other than for "cause" as described in Section 12), any vested Stock Option then held by the Non-Employee Director shall be canceled one year after such termination of Board membership.

          (g) Pro Rata Grants. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

          Section 9.    Transferability

          No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order, as defined in the Code or (iii) in the Committee's discretion, pursuant to a gift to such optionee's immediate family members directly or indirectly, or by means of a trust, partnership or limited liability company. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee, or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative, beneficiary, or transferee.

          Section 10.   Amendment and Termination

          The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Award theretofore granted without such person's consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

          The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

          Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

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          Section 11.   Effect of Change in Control

          Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding and not then exercisable or vested as of the date such Change in Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant.

          Section 12.   Effect of Termination for Cause

          If a Non-Employee Director incurs a termination of membership on the Board for cause, such Non-Employee Director's Stock Options shall be automatically canceled immediately. Unless otherwise determined by the Board, for purposes of the Plan "cause" shall mean (i) the conviction of the Non-Employee Director for commission of a felony under Federal law or the law in the state in which such action occurred, of (ii) dishonesty in the course of fulfilling the Non-Employee Director's duties as a director.

          Section 13.   Adjustments Upon Changes in Capitalization

          In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, the number and kind of shares subject to Stock Options under Section 8 in the number, kind and option price of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

          Section 14.   Effectiveness of Plan

          The Plan shall become effective upon the date the registration statement filed by the Company and under the Securities Act of 1933, as amended, for the IPO is declared effective.

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